EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned, not in its individual capacity but solely as trustee of Marine Petroleum Trust (the “Trust”), does hereby certify, to its knowledge, that:

The Annual Report on Form 10-K for the year ended June 30, 2012 (the “Form 10-K”) of the Trust fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Trust as of, and for, the periods presented in the Form 10-K.

U.S. TRUST, BANK OF AMERICA PRIVATE WEALTH MANAGEMENT, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE OF MARINE PETROLEUM TRUST

/s/ Ron E. Hooper
Ron E. Hooper
Senior Vice President, U.S. Trust, Bank of America Private Wealth Management

Dated: September 25, 2012

The foregoing certification is being furnished as an exhibit to the Form 10-K pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Form 10-K for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filings of the Trust, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

A signed original of this written statement required by Section 906 has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.